                                                                    EXHIBIT 99.2

                                NETSILICON, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                                TABLE OF CONTENTS


                                                                                                                       PAGE
                                                                                                                       ----
FINANCIAL STATEMENTS

   Report of Independent Certified Public Accountants                                                                     1

   Consolidated Balance Sheets as of January 31, 2002 and 2001                                                            2

   Consolidated Statements of Operations for the Years Ended January 31, 2002, 2001 and 2000                              3

   Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
     January 31, 2002, 2001 and 2000                                                                                      4

   Consolidated Statements of Cash Flows for the Years Ended January 31, 2002, 2001 and 2000                              5

   Notes to Consolidated Financial Statements                                                                          6-24

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors of
NetSilicon, Inc.

We have audited the accompanying consolidated balance sheets of NetSilicon, Inc. as of January 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended January 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetSilicon, Inc. as of January 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

                                              /S/ BDO SEIDMAN, LLP


Boston, Massachusetts
March 13, 2002

                                NETSILICON, INC.
                           CONSOLIDATED BALANCE SHEETS


January 31,                                                                  2002               2001
=======================================================================================================
ASSETS

CURRENT ASSETS
   Cash and equivalents                                                 $  4,427,300       $  5,999,200
   Short-term investments                                                  1,821,900          6,794,400
   Accounts receivable, net of allowances of $576,000 and $671,000         3,583,700          4,660,300
   Inventory, net                                                          4,315,200          6,707,000
   Prepaid expenses and other current assets                               1,038,500            757,400
   Receivable from officer                                                   740,000            871,200
-------------------------------------------------------------------------------------------------------

     TOTAL CURRENT ASSETS                                                 15,926,600         25,789,500
-------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                                                1,828,200          2,335,200
-------------------------------------------------------------------------------------------------------

OTHER ASSETS
   Capitalized software, net                                                 547,600            990,800
   Intangible assets, net                                                  1,354,000          1,351,800
   Other assets                                                              652,700            933,800
-------------------------------------------------------------------------------------------------------

     TOTAL OTHER ASSETS                                                    2,554,300          3,276,400
-------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                            $ 20,309,100       $ 31,401,100
=======================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                     $  2,624,500       $  2,787,100
   Deferred revenue                                                          356,200            343,000
   Other current liabilities                                               3,301,000          3,557,700
-------------------------------------------------------------------------------------------------------

     TOTAL CURRENT LIABILITIES                                             6,281,700          6,687,800
-------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $0.01 par value; 5,000,000 authorized;
     none issued                                                                   -                  -
   Common stock, $0.01 par value; 35,000,000 authorized;
      issued and outstanding:
     Voting, 7,093,700 and 6,810,100 shares                                   70,900             68,100
     Non-voting, 6,972,700 shares                                             69,700             69,700
   Additional paid-in capital                                             29,575,400         28,187,400
   Accumulated other comprehensive income                                      4,800             26,500
   Accumulated deficit                                                   (15,693,400)        (3,638,400)
-------------------------------------------------------------------------------------------------------

     TOTAL STOCKHOLDERS' EQUITY                                           14,027,400         24,713,300
-------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 20,309,100       $ 31,401,100
=======================================================================================================

                    See accompanying notes to consolidated financial statements.

                                NETSILICON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


Fiscal Year Ended January 31,                                    2002               2001               2000
===============================================================================================================
NET SALES                                                    $ 27,650,000       $ 37,382,100       $ 31,840,900

COST OF SALES                                                  13,211,100         15,188,300         15,422,900
---------------------------------------------------------------------------------------------------------------

   GROSS MARGIN                                                14,438,900         22,193,800         16,418,000
---------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Selling and marketing                                        9,661,800         10,753,500          7,560,300
   Engineering, research and development                        8,212,100          7,054,200          3,083,500
   General and administrative                                   8,344,500          4,689,900          3,550,500
   Amortization of intangibles assets                             631,600            337,700                  -
   Intangible and other asset impairment charges                        -          1,497,900                  -
---------------------------------------------------------------------------------------------------------------

     TOTAL OPERATING EXPENSES                                  26,850,000         24,333,200         14,194,300
---------------------------------------------------------------------------------------------------------------

OPERATING  INCOME (LOSS)                                      (12,411,100)        (2,139,400)         2,223,700

   Interest income (expense), net of interest income of
     $364,700 in 2000                                             356,100            882,500           (206,100)
---------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                             (12,055,000)        (1,256,900)         2,017,600

   Income taxes                                                         -                  -                  -
---------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                            $(12,055,000)      $ (1,256,900)      $  2,017,600
===============================================================================================================


NET INCOME (LOSS) PER COMMON SHARE
   Basic                                                     $      (0.86)      $      (0.09)      $       0.18
   Diluted                                                   $      (0.86)      $      (0.09)      $       0.17

SHARES USED IN PER SHARE CALCULATIONS
   Basic                                                       14,037,100         13,674,200         11,326,600
   Diluted                                                     14,037,100         13,674,200         11,978,200

                    See accompanying notes to consolidated financial statements.

                                NETSILICON, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                       Accumulated
                                                                                          Other
                                                  Common Stock          Additional    Comprehensive
                                           -------------------------      Paid-in         Income       Accumulated
                                              Shares        Amount        Capital         (Loss)         Deficit
===================================================================================================================
BALANCE AT JANUARY 31, 1999                10,000,000   $    100,000   $  2,463,000        $     -    $ (4,399,100)

Sale of common stock, net of issuance
  costs of $788,000                         3,537,500         35,400     22,213,700              -               -

Issuance of common stock options to
  non-employees                                     -              -         78,700              -               -

Net income                                          -              -              -              -       2,017,600

Unrealized loss on short-term investments           -              -              -        (26,400)              -
-------------------------------------------------------------------------------------------------------------------

Comprehensive income                                -              -              -              -               -
-------------------------------------------------------------------------------------------------------------------

BALANCE AT JANUARY 31, 2000                13,537,500        135,400     24,755,400        (26,400)     (2,381,500)

Common stock issued in connection
  with asset acquisition                       90,000            900      2,270,700              -               -

Common stock issued under stock plans         155,300          1,500      1,086,300              -               -

Issuance of common stock options to
  non-employees                                     -              -         75,000              -               -

Net loss                                            -              -              -              -      (1,256,900)

Unrealized gain on short-term investments           -              -              -         52,900               -
-------------------------------------------------------------------------------------------------------------------

Comprehensive loss                                  -              -              -              -               -
-------------------------------------------------------------------------------------------------------------------

BALANCE AT JANUARY 31, 2001                13,782,800        137,800     28,187,400         26,500      (3,638,400)

Common stock issued in connection
  with business acquisition                   241,700          2,400      1,255,300              -               -

Common stock issued under stock plans          41,900            400        132,700              -               -

Net loss                                            -              -              -              -     (12,055,000)

Foreign currency translation adjustment             -              -              -         (4,900)              -

Unrealized loss on short-term investments           -              -              -        (16,800)              -
-------------------------------------------------------------------------------------------------------------------

Comprehensive loss                                  -              -              -              -               -
-------------------------------------------------------------------------------------------------------------------

BALANCE AT JANUARY 31, 2002                14,066,400   $    140,600   $ 29,575,400        $ 4,800    $(15,693,400)
===================================================================================================================


                                               Total
                                           Stockholders' Comprehensive
                                              Equity        Income
                                             (Deficit)      (Loss)
=======================================================================
BALANCE AT JANUARY 31, 1999                $ (1,836,100)

Sale of common stock, net of issuance
  costs of $788,000                          22,249,100

Issuance of common stock options to
  non-employees                                  78,700

Net income                                    2,017,600    $  2,017,600

Unrealized loss on short-term investments       (26,400)        (26,400)
-----------------------------------------------------------------------

Comprehensive income                                  -    $  1,991,200
-----------------------------------------------------------------------

BALANCE AT JANUARY 31, 2000                  22,482,900

Common stock issued in connection
  with asset acquisition                      2,271,600

Common stock issued under stock plans         1,087,800

Issuance of common stock options to
  non-employees                                  75,000

Net loss                                     (1,256,900)   $ (1,256,900)

Unrealized gain on short-term investments        52,900          52,900
-----------------------------------------------------------------------

Comprehensive loss                                    -    $ (1,204,000)
-----------------------------------------------------------------------

BALANCE AT JANUARY 31, 2001                  24,713,300

Common stock issued in connection
  with business acquisition                   1,257,700

Common stock issued under stock plans           133,100

Net loss                                    (12,055,000)   $(12,055,000)

Foreign currency translation adjustment          (4,900)         (4,900)

Unrealized loss on short-term investments       (16,800)        (16,800)
-----------------------------------------------------------------------

Comprehensive loss                                    -    $(12,076,700)
-----------------------------------------------------------------------

BALANCE AT JANUARY 31, 2002                $ 14,027,400
=======================================================================


                    See accompanying notes to consolidated financial statements.

                                NETSILICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

Fiscal Year Ended January 31,                                            2002              2001              2000
=====================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                 $(12,055,000)     $ (1,256,900)     $  2,017,600
   Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating activities:
     Depreciation and amortization                                      2,315,200         1,815,400         1,127,300
     Intangible and other asset impairment charges                              -         1,497,900                 -
     Forgiveness of notes receivable to officer                           908,500                 -                 -
     Stock option compensation - non-employee                                   -                 -            78,700
     Changes in operating assets and liabilities, net of effects of acquisition:
       (Increase) decrease in accounts receivable                       2,094,500        (2,302,800)        1,938,500
       (Increase) decrease in inventories                               2,446,400        (2,384,600)         (553,100)
       (Increase) decrease in other assets                               (504,500)           41,500          (560,300)
       Increase (decrease) in accounts payable                           (731,600)         (226,100)          223,400
       Increase (decrease) in other current liabilities                  (522,700)          224,800         2,112,100
       Increase (decrease) in deferred revenue                             13,200           290,500            52,500
---------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) OPERATING
           ACTIVITIES                                                  (6,036,000)       (2,300,300)        6,436,700
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale (purchases) of short-term investments             4,955,700         1,462,200        (8,230,100)
   Purchases of property and equipment                                   (745,400)       (1,848,600)       (1,322,400)
   Software development costs                                             (63,000)         (532,900)         (938,100)
   Net cash acquired (paid) in acquisition                                413,600          (439,800)                -
   Other assets                                                          (225,000)         (625,200)          (84,500)
---------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) INVESTING
           ACTIVITIES                                                   4,335,900        (1,984,300)      (10,575,100)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of notes receivable to officer                                      -          (871,200)                -
   Repayments of affiliates advances                                            -           (56,900)       (5,147,900)
   Repayments of short-term debt, net                                           -          (779,700)       (2,411,800)
   Payments of capital lease obligation                                         -          (192,700)          (37,100)
   Proceeds from issuance of stock (net of issuance costs)                133,100                 -        22,249,100
   Proceeds from exercise of stock options                                      -         1,087,800                 -
---------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) FINANCING
           ACTIVITIES                                                     133,100          (812,700)       14,652,300
---------------------------------------------------------------------------------------------------------------------

         EFFECT OF EXCHANGE RATE CHANGES ON
           CASH AND EQUIVALENTS                                            (4,900)                -                 -
---------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND EQUIVALENTS                            (1,571,900)       (5,097,300)       10,513,900

CASH AND EQUIVALENTS BEGINNING OF YEAR                                  5,999,200        11,096,500           582,600
---------------------------------------------------------------------------------------------------------------------

CASH AND EQUIVALENTS END OF YEAR                                     $  4,427,300      $  5,999,200      $ 11,096,500
=====================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NetSilicon, Inc. (the "Company") designs and manufactures integrated device networking platforms for manufacturers who want to build intelligence and Internet/Ethernet connectivity into their electronic products. These platforms integrate system-on-silicon and software to provide a complete solution for connecting devices to a network or the Internet. NetSilicon's NET+Works platform allows manufacturers to shorten their time to market, reduce development risk, lower costs, and free their engineers from the difficult task of integrating multi-vendor networking components. NetSilicon is enabling device intelligence and connectivity in a broad range of industries, including telecommunications, building controls, security, retail point-of-sale and office appliances.

The accompanying financial statements are the responsibility of the management of the Company.

A. THE COMPANY AND BASIS OF PRESENTATION

The Company was incorporated in Massachusetts on April 17, 1984 under the name of Digital Products, Inc. In September 1996, Sorrento Networks Corporation, formerly Osicom Technologies, Inc., ("Sorrento") acquired sole ownership of the Company through a merger with a newly-formed corporation in exchange for Sorrento common stock in a transaction accounted for as a pooling of interests. On September 15, 1999, the Company completed an initial public offering of its common stock. At January 31, 2002, Sorrento held a 49.6% non-voting interest in the Company. The accompanying financial statements represent only the assets, liabilities, operations and financial position of the Company and its subsidiaries.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSilicon GmbH and NetSilicon Japan. All significant intercompany transactions and balances have been eliminated.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Equivalents and Short-term Investments -- All highly liquid debt instruments purchased with a remaining maturity of three months or less are classified as cash equivalents. Management determines the classification of debt and equity securities at the time of purchase and reevaluates the classification at each balance sheet date. The Company classifies its short-term investments as available-for-sale and therefore records them at fair value with unrealized gains and losses, net of taxes, if applicable, reported as a component of accumulated other comprehensive income (loss). All available-for-sale securities are classified as current assets. The cost of investments sold, for purposes of calculating realized gains and losses, is determined using the first-in, first-out method. Realized gains and losses are recognized in the statement of operations.

Use of Estimates -- The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, the disclosure of contingent assets and liabilities and the values of purchased assets and assumed liabilities in acquisitions. Actual results could differ from these estimates.

Accounts and Notes Receivable -- In the normal course of business, the Company extends unsecured credit to its customers related to the sales of various products. Typically credit terms require payment within thirty days from the date of shipment. The Company evaluates and monitors the creditworthiness of each customer on a case-by-case basis.

Allowance for Doubtful Accounts -- The Company provides an allowance for doubtful accounts based on its continuing evaluation of its customers' credit risk. The Company generally does not require collateral from its customers.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory -- Inventory, comprised of raw materials, work in process, finished goods and spare parts, is stated at the lower of cost (first-in, first-out method) or market. Inventories consisted of:

                                             JANUARY 31,
                                      -------------------------
                                         2002           2001
                                      ----------     ----------
          Raw material                $4,905,300     $7,041,500
          Work in process                 38,700        126,800
          Finished goods                  84,000         49,500
                                      ----------     ----------
                                       5,028,000      7,217,800
          Less: Valuation reserve        712,800        510,800
                                      ----------     ----------
                                      $4,315,200     $6,707,000
                                      ==========     ==========

Fair Value of Financial Instruments -- The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Management believes that there are no material differences between the recorded book values of its financial instruments, which include cash and cash equivalents, short-term investments, accounts receivable and accounts payable, and their estimated fair value.

Property and Equipment -- Property and equipment are recorded at historical cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of two to seven years for computer and other equipment, purchased software, and furniture and fixtures. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the improvement using the straight-line method.

Capitalized leases are initially recorded at the present value of the minimum payments at the inception of the contracts, with an equivalent liability categorized as appropriate under current or non-current liabilities. Such assets are depreciated on the same basis as described above. Interest expense, which represents the difference between the minimum payments and the present value of the minimum payments at the inception of the lease, is allocated to accounting periods using a constant rate of interest over the term of the lease.

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures impairment loss by comparing the fair market value, calculated as the present value of expected future cash flows, to its net book value. Impairment losses, if any, are recorded currently.

Software Development -- Software development costs where technological feasibility has not been established are expensed in the period in which they occurred, otherwise, development costs that will become an integral part of the Company's products are deferred in accordance with Statement of Financial Accounting Standards ("SFAS") Nos. 2 and 86. The deferred costs are amortized to cost of sales using the straight-line method over the remaining estimated two to three year economic life of the product or the ratio that current revenues for the product bear to the total of current and anticipated future revenues for that product. Amortization expense for the fiscal years ended January 31, 2002, 2001 and 2000 was $419,000, $435,100 and $382,700, respectively.

The recoverability of capitalized software costs are reviewed on an ongoing basis primarily based upon projections of discounted future operating cash flows from each software product line. The excess amount, if any, of the remaining net book value over the calculated amount is fully reserved.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets -- Intangible assets consist of completed technology, assembled workforce, goodwill and other assets arising from the acquisition of a business or business assets. Goodwill is the excess of the purchase price over the fair value of net identifiable assets acquired in a business combination accounted for as a purchase. Goodwill is amortized on a straight-line basis over seven years. Other intangible assets are amortized using the straight-line method over their estimated useful lives of three to seven years.

Intangible assets are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected future cash flows are not sufficient to recover its carrying amount. The Company measures impairment loss by comparing the fair market value, calculated as the present value of expected future cash flows, to its net book value or carrying amount. Impairment losses, if any, are recorded currently.

Revenue Recognition -- The Company's revenues are derived primarily from the sale of product to its OEM customers and to a lesser extent from the sale of software licenses, fees associated with technical support, training and engineering services and royalties. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, collectibility is probable and there are no post-delivery obligations. Revenue from the sale of hardware products, including embedded networking semiconductors and controller products, is generally recognized upon shipment. Revenue from service obligations is deferred and recognized at the time the service is provided or over the life of the underlying service or support contract, if applicable.

The Company's software development tools and developments boards often include multiple elements -- hardware, software, post contract customer support (PCS), limited training and a basic hardware design review. Our customers purchase these products and services during their product development process in which they use the tools to build network connectivity into the devices they are manufacturing. The Company recognizes revenue related to these multiple element arrangements in accordance with Statement of Position ("SOP") No. 97-2 "Software Revenue Recognition," as amended by SOP 98-4, "Deferral of the Effective Date of Certain Provisions of SOP 97-2." Revenue related to the sale of these development products is allocated to the various elements based on vendor-specific objective evidence of fair value. The portion of revenue allocated to hardware and software licenses is recognized upon shipment. The portion of the revenue allocated to PCS is recognized ratably over the term of the PCS arrangement and the portion of revenue allocated to training and the hardware design review are recognized when the service is performed.

The Company's customers have a limited right of return. The Company records an estimated reserve for warranty costs and an allowance for sales returns during the month of shipment.

The Company's embedded networking semiconductor and controller products accounted for 85.8%, 87.3%, and 94.0% of total net sales in fiscal years 2002, 2001 and 2000, respectively. Software development tools and development boards accounted for 4.2%, 5.6%, and 2.0% of total net sales in fiscal years 2002, 2001 and 2000, respectively, and 6.8%, 6.1%, and 4.0% of net sales in fiscal years 2002, 2001, and 2000, respectively, related to royalty, maintenance and service revenue. Software licensing revenue accounted for 3.2%, 1.0% and 0% of revenue in fiscal years 2002, 2001 and 2000, respectively.

Income Taxes -- Income taxes are accounted for in accordance with SFAS No. 109 "Accounting for Income Taxes." The statement employs an asset and liability approach for financial accounting and reporting of deferred income taxes generally allowing for recognition of deferred tax assets in the current period for future benefit of net operating loss and research credit carryforwards as well as items for which expenses have been recognized for financial statement purposes but will be deductible in future periods. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income and Loss Per Common Share -- The Company follows the provisions of SFAS No. 128, "Earnings Per Share." SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic income and loss per common share is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during each period presented. Diluted EPS is based on the weighted average number of common shares outstanding as well as dilutive potential common shares, which in the Company's case consist of warrants to acquire common stock and shares issuable related to options granted under stock option plans. Potential common shares are not included in the diluted loss per share computation if their effect would be anti-dilutive.

Stock-Based Compensation -- The Company follows SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to continue to account for employee stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. As required by SFAS No. 123, the Company records compensation for stock options issued to non-employees, in exchange for product or services, utilizing the fair value method outlined in SFAS No. 123.

Foreign Currency Translation -- The functional currency of the foreign subsidiaries is the local currency. Accordingly, assets and liabilities of the subsidiaries are translated using the exchange rates in effect at the end of the period, while income and expenses are translated at average rates of exchange during the period. Gains and losses from translation of foreign operations are included as other comprehensive income or loss and were not significant for any of the periods presented.

Derivative Instruments -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities and requires all derivatives to be recorded on the balance sheet at fair value. SFAS 133, as amended, was effective for years beginning after June 15, 2000. To date, we have not engaged in derivative and hedging activities, and accordingly, the adoption of SFAS No. 133 has not had a material impact on our results of operations, financial position or cash flows.

Reclassifications -- Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on net income (loss) or stockholders' equity.

Recent Accounting Pronouncements -- In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, "Business Combinations ("SFAS 141"), and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires the use of the purchased method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. Upon adoption of SFAS 142, it requires that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

The Company's previous business combinations were accounted for using the purchase method. All future business combinations will be accounted for under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which may subsequently be charged to operations, either by amortization or impairment charges. For purchase business combinations completed prior to June 30, 2001, the net carrying amount of goodwill was $109,000 and other intangible assets was $1,245,000 as of January 31, 2002. Amortization expense during the years ended January 31, 2002 and 2001 was $631,600 and $337,700 respectively. The Company is assessing but has not yet determined how the adoption of SFAS 141 and SFAS 142 will affect its future financial position and results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of," and APB Opinion No.30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the Disposal of a Segment of a Business." SFAS No. 144 becomes effective for the fiscal years beginning after December 15, 2001. The Company is currently reviewing the effects of adopting SFAS No. 144 on its financial position and results of operations.

C. SHORT-TERM INVESTMENTS

Short-term investments consist of the following available-for-sale securities:

                                                                        Unrealized
                                                                    -------------------
                                                                    Holding     Holding
                                    Amortized Cost   Market Value    Gains      Losses
                                    --------------   ------------    -----      ------
    JANUARY 31, 2002:
    Corporate bonds ..............    $1,311,700     $1,321,000     $ 9,300      $  --
    Medium and short-term notes ..       500,500        500,900         400         --
                                      ----------     ----------     -------     ------
    Total ........................    $1,812,200     $1,821,900     $ 9,700      $  --
                                      ==========     ==========     =======     ======

    JANUARY 31, 2001:
    Corporate bonds ..............    $1,199,100     $1,203,800     $ 4,700     $   --
    Medium and short-term notes ..     1,650,600      1,655,700       5,100         --
    Euro dollar bonds ............     3,918,200      3,934,900      16,700         --
                                      ----------     ----------     -------     ------
    Total ........................    $6,767,900     $6,794,400     $26,500     $   --
                                      ==========     ==========     =======     ======

The corporate bonds, medium and short-term notes, and euro dollar bonds all mature within one year. The Company realized no gains or losses on the sale of short-term investments in 2002, 2001 and 2000.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

D. PROPERTY AND EQUIPMENT

Property and equipment of the Company consisted of the following components:

                                                           JANUARY 31,
                                                   ----------------------------
                                                       2002             2001
                                                   -----------      -----------
    Manufacturing, engineering and plant
    equipment and software ....................    $ 5,501,100      $ 5,116,800
    Equipment held under capital lease ........        240,200          240,200
    Office furniture and fixtures .............      1,011,500          740,000
    Leasehold and building improvements .......        451,700          327,100
                                                   -----------      -----------

                Total property and equipment ..      7,204,500        6,424,100
    Less: Accumulated depreciation ............     (5,376,300)      (4,088,900)
                                                   -----------      -----------
    Net book value ............................    $ 1,828,200      $ 2,335,200
                                                   ===========      ===========

Depreciation expense was $1,264,600, $1,042,600 and $437,600 for the fiscal years ended January 31, 2002, 2001 and 2000, respectively.

E. OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following:

                                                  JANUARY 31,
                                           -------------------------
                                               2002           2001
                                           ----------     ----------
    Commissions and royalties ...........  $  250,900     $  410,300
    External product development costs ..     150,000        440,000
    Compensation and benefits ...........   1,101,100      1,225,000
    Professional services ...............     743,300        556,600
    Other ...............................   1,055,700        925,800
                                           ----------     ----------

    Total ...............................  $3,301,000     $3,557,700
                                           ==========     ==========

F. RECEIVABLE FROM OFFICER

Pursuant to an amended employment agreement with the Company's Chairman and Chief Executive Officer, which considered the Company's merger with Digi International, Inc. in February 2002, the Company advanced compensation to the executive in the amount of $740,000 in December 2001. The advanced compensation is recorded as a current asset at January 31, 2002.

During the fiscal year 2001, the Company's Chairman and Chief Executive Officer signed two secured personal promissory notes, borrowing a total of $871,200 from the Company. The notes accrue interest at the rate of 8.0% per year, and were due in April and October 2001. The notes were secured by personal assets owned by the executive. In December 2001, pursuant to the executive's amended employment agreement, the Company forgave the payment obligations of the two promissory notes, including accrued interest, and made an additional payment necessary to cover the taxes owed by the Chairman and Chief Executive Officer as a result of the forgiveness. Compensation expense of $1,702,800 related to the forgiveness was recorded in December 2001.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


G. LEASES AND OTHER COMMITMENTS

  (i) LEASES

Rental expense under operating leases for office space and office equipment was $1,110,800, $622,500 and $455,800 for the years ended January 31, 2002, 2001 and
2000, respectively. Rent expense in 2002 includes a charge of $302,600 related to the Company's decision to vacate a portion of leased space at its headquarters in Massachusetts. The table below sets forth minimum payments under operating leases with remaining terms in excess of one year, at January 31, 2002:

                                                                                      OPERATING
                                                                                        LEASES
                                                                                  ----------------
       2003.....................................................................  $        636,900
       2004.....................................................................           152,900
       2005.....................................................................               700
                                                                                  ----------------
                                                                                  $        790,500
                                                                                  ================

(ii) EMPLOYMENT CONTRACTS

The Company has an amended employment agreement with its Chairman and Chief Executive Officer. The agreement provides that, in the event of a change of control, the executive's unvested stock options will vest immediately and all of his stock options will remain in full force and effect and may be exercised at any time up to their latest possible date of expiration. Pursuant to the agreement, in December 2001, the Company forgave the payment obligations of two promissory notes, plus interest, and made additional payments necessary to cover taxes owed by the executive as a result of the forgiveness. As a result of the forgiveness of the promissory notes, the Company recorded a compensation charge in December 2001 of $1,702,800. In addition, pursuant to the executive's employment agreement, upon consummation of the Company's merger with Digi International, Inc., the executive will receive a transaction bonus of $740,000. In December 2001, the Company advanced compensation to the executive in the amount of $740,000. The advanced compensation is recorded as a current asset at January 31, 2002.

The Company has an employment agreement with its Executive Vice President of Finance and Operations and Chief Financial Officer pursuant to which the executive's unvested stock options with a per-share exercise price of $7.00 or less vest immediately upon the consummation of a change of control and are exercisable for a period of 24 months following the consummation of such a change in control. Furthermore, upon consummation of the Company's merger with Digi International, Inc., the executive will receive a payment equal to 0.25% of the total merger consideration, or approximately $140,100.

The Company also has employment agreements with its Vice President, Intelligent Device Markets EMEA and Vice President, Intelligent Device Markets Japan which provide for base annual salaries and other employment terms. The agreement with the Vice President, Intelligent Device Markets Japan requires the acceleration of certain bonus payments totaling $250,000 in the event of a change in control.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


H. LITIGATION

On or about August 9, 2001, a purported securities class action lawsuit captioned "Ellis Investments, Ltd. v. NetSilicon, Inc., et al." (01-CV-7281) was filed in the United States District Court for the Southern District of New York. Later in August 2001, two additional nearly identical complaints were filed in the same Court in lawsuits captioned "Michael Rasner v. NetSilicon, Inc., et al." (01-CV-7651) and "Walter Weitz v. NetSilicon, Inc., et al." (01-CV-8217). The suits name as defendants the Company, certain of its officers and directors, and certain underwriters involved in the Company's initial public offering ("IPO"). The Ellis Investments suit also names Osicom Technologies, Inc. as a defendant. The Court consolidated the complaints in September 2001. The complaints in these actions are allegedly brought on behalf of purchasers of the Company's common stock during the period from September 15, 1999 to December 6, 2000, and assert, among other things, that the Company's IPO prospectus and registration statement violated federal securities laws because they contained material misrepresentations and/or omissions regarding the conduct of the Company's IPO underwriters in allocating shares in the Company's IPO to the underwriters' customers. The actions seek rescission or rescissory and other damages, fees and costs associated with the litigation, and interest. The Company understands that various plaintiffs have filed substantially similar lawsuits against approximately three hundred other publicly traded companies in connection with the underwriting of their initial public offerings. The Company and its officers and directors believe that the allegations in the complaints are without merit and intend to contest them vigorously. An unfavorable resolution of the actions could have a material adverse effect on the business, results of operations or financial condition of the Company.

Websprocket, LLC Legal Claims - On November 2, 2001, the Company and Websprocket, LLC entered into a Settlement Agreement and Mutual Release settling all claims between the companies, including all claims and counterclaims asserted in the litigation captioned Websprocket, LLC v. NetSilicon, Inc., Civil Action No. C-00-20915 RMV pending in the United States District Court for the Northern District of California. On November 13, 2001, the court approved and entered a Stipulation of Dismissal With Prejudice, in which the Company and Websprocket, LLC dismissed all claims in the litigation and waived all rights to appeal. During fiscal year 2002, the Company paid Websprocket, LLC the full settlement amount of $162,000 in accordance with the Settlement Agreement.

I. STOCKHOLDERS' EQUITY

The Company's authorized capital stock consists of:

35,000,000 shares of Common Stock ($0.01 par value) and 5,000,000 shares of Preferred Stock ($0.01 par value).

The Company's Board of Directors has discretion to issue preferred stock in such series and with such preferences as it may designate without the approval of the holders of common shares. As of January 31, 2002 no such designations have been made.

The Company has 7,093,700 shares of voting common stock outstanding and 6,972,700 shares of non-voting common stock held by Sorrento as of January 31, 2002.

On September 12, 2000, the Board of Directors of NetSilicon declared a dividend of one preferred share purchase right (a "Right") for each share of common stock outstanding on September 23, 2000 to the stockholders of record on that date, as part of a rights plan designed to protect the Company's investors against any potential takeover attempts that are coercive or unfair. The Rights will be exercisable only if a person or group acquires or announces a tender or exchange offer that would result in such person or group owning 15% or more of the voting securities of the Company. Each Right entitles the registered holder to purchase, at an exercise price of $200.00 per Right, Series A Junior Participating Preferred Stock of the Company having a market value of $400.00. The nature of the preferred shares' dividend, liquidation and voting rights are such that the value of the Preferred Stock purchasable upon exercise of the Right should approximate the value of a common share. The Rights will expire on September 12, 2010 unless the expiration date is extended or the Rights redeemed by the Company. The Company will generally be entitled to redeem the Rights at $0.01 per Right at any time prior to the 10th day after a person or group has acquired a 15% voting stock position.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


I. STOCKHOLDERS' EQUITY (Continued)

In connection with the proposed merger with Digi International, Inc. ("Digi"), the Company's Rights Agreement was amended on October 30, 2001 to provide, among other things, that Digi would not become an "Acquiring Person"(as such term is defined in the Rights Agreement) as a result of the consummation of the merger of Digi and the Company. Additionally, the Rights Agreement was amended to provide that all outstanding Rights issued and outstanding under the Rights Agreement will expire immediately prior to the closing date of the merger with Digi and, notwithstanding anything in the Rights Agreement to the contrary, the Rights Agreement shall terminate and have no further force and effect upon the consummation of the merger with Digi.

J. BUSINESS ACQUISITIONS AND OTHER CAPITAL STOCK TRANSACTIONS

On February 16, 2001, the Company purchased all of the equity securities of Dimatech Corporation ("Dimatech") pursuant to a Stock Purchase Agreement, dated as of February 16, 2001, by and among Dimatech, Hiroyuki Kataoka and the Company. Prior to the acquisition, Dimatech was a major distributor of the Company's products in Japan and Asia and Hiroyuki Kataoka was the President and owner of Dimatech. Dimatech, under a new name, continues to operate in Japan and Asia as a distributor of the Company's products and provides technical support and other services to customers in the region. Hiroyuki Kataoka has joined NetSilicon as Vice President of Intelligent Device Markets for Japan.

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date. The following represents the allocation of the purchase price:

    Cash ...................................     $  761,400
    Accounts receivable ....................      1,017,900
    Other tangible assets...................        161,900
    Customer list ..........................        351,400
    Workforce ..............................        148,000
    Goodwill ...............................        134,400
                                                 ----------
    Total purchase price ...................     $2,575,000
                                                 ==========

The purchase price consisted of 241,667 shares of the common stock of the Company, valued at $1,257,700, assumed liabilities of $969,400, $250,000 in cash and $97,800 of acquisition related costs, including legal and accounting fees.

On August 31, 2000, the Company completed the acquisition of the strategic network technology assets (the "Purchased Assets") of Pacific Softworks Technology, Inc. ("Pacific"), a subsidiary of PASW, Inc. (formerly Pacific Softworks, Inc.). The Purchased Assets, which represented substantially all of the assets of Pacific, will be used by the Company to develop and license embedded network protocols, software that enables electronic devices to communicate over local and wide area networks.

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective estimated fair values on the acquisition date, as follows:

    Completed technology ...................     $2,417,700
    Workforce ..............................        228,700
    Fixed assets............................        103,700
    Accounts receivable ....................         91,500
                                                 ----------
    Total purchase price ...................     $2,841,600
                                                 ==========

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


J. BUSINESS ACQUISITIONS AND OTHER CAPITAL STOCK TRANSACTIONS (Continued)

The purchase price consisted of 90,000 shares of common stock of the Company, valued at $2,271,600 and $570,000 of acquisition-related costs, including $400,000 for investment banking fees and fees for legal, accounting and consulting. The purchased completed technology and workforce assets were being amortized over three years.

During the fourth quarter of fiscal year 2001, the Company recorded an impairment charge of $957,000 related to a component of the completed technology intangible assets resulting from the Company's decision to no longer sell or market the underlying products.

The summary table below, prepared on an unaudited pro forma basis, combines the results of operations of the Company with the results of operations of Dimatech as if the acquisition had occurred at February 1, 2000 and the operations of Pacific as if the acquisition had occurred on February 1, 1999. The unaudited pro forma results are not necessarily indicative of what would have occurred if the acquisitions had been in effect for the periods presented and are not necessarily indicative of future operating results. Pro forma results for the year ended 2002 are not included in the table as substantially all of the results of operations of Dimatech and Pacific for fiscal year 2002 are included in the consolidated financials of the Company for fiscal year 2002.

                                                Year Ended          Year Ended
                                             January 31, 2001    January 31, 2000
                                             ----------------    ----------------
    Revenue .................................  $ 41,269,300        $ 34,083,400
    Net loss ................................  $ (2,492,700)       $ (1,328,600)
    Basic and diluted net loss per share ....  $      (0.18)       $      (0.12)

K. EMPLOYEE RETIREMENT SAVINGS PLAN

In fiscal year 2001, the Company established an employee retirement savings plan (the "Savings Plan") that is designed to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. Each Plan year, the Company may make discretionary matching contributions of a percent, if any, of employee pretax contributions. As of January 31, 2002 and 2001, there were no discretionary matching contributions made by the Company.

L. STOCK OPTION PLANS AND STOCK AWARD PLAN

The Company adopted two stock option plans in August 1998: The 1998 Incentive and Non-Qualified Stock Option Plan and the 1998 Director Option Plan. In addition, the Company adopted The 2001 Stock Option and Incentive Plan in July, 2001. The purpose of these plans is to attract, retain, motivate and reward officers, directors, employees and consultants of the Company to maximize their contribution towards the Company's success. All options are granted at prices not less than fair value at the date of grant and have terms varying up to 10 years. The Company's stock option plans authorize the issuance of 8,800,000 shares of common stock for the grant of stock options.

Additionally, certain employees of the Company held options to purchase Sorrento common stock under Sorrento's stock option plans. All of these options were granted prior to the Company's initial public offering in September 1999.

Pursuant to the Company's Agreement and Plan of Merger, dated October 30, 2001, with Digi International Inc., Company stock options with per share exercise prices in excess of $7.00 and exercisable for 1,005,200 shares of common stock were effectively canceled and, based on the terms of the underlying option agreements, were rendered fully vested and exercisable for thirty days following the notification to option holders on January 11, 2002. None of these options were exercised during the thirty-day period that concluded on February 11, 2002.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


L. STOCK OPTION PLANS AND STOCK AWARD PLAN (Continued)

The following table summarizes the activity in the Company's stock option plans:

                                                                WEIGHTED AVERAGE
                                              NUMBER OF SHARES   EXERCISE PRICE
                                              ----------------   --------------
    Shares under option at January 31, 1999                -              -
      Granted .............................        3,320,778         $ 7.53
      Exercised ...........................                -              -
      Canceled ............................           (5,325)          7.00
                                              --------------
    Shares under option at January 31, 2000        3,315,453           7.53
      Granted .............................        2,549,030          15.53
      Exercised ...........................         (155,280)          7.00
      Canceled ............................         (658,054)         13.75
                                              --------------
    Shares under option at January 31, 2001        5,051,149          10.85
      Granted .............................        1,291,400           3.99
      Exercised ...........................                -
      Canceled ............................       (1,125,219)          9.63
                                              --------------
    Shares under option at January 31, 2002        5,217,330         $ 9.41
                                              ==============

Additional information about outstanding options to purchase the Company's common stock held at January 31, 2002 is as follows:

                                                OUTSTANDING                                      EXERCISABLE
                              --------------------------------------------------         ------------------------------
                                                       WEIGHTED AVERAGE
   EXERCISE PRICE                               --------------------------------                       WEIGHTED AVERAGE
      PER SHARE                SHARES           LIFE (YEARS)      EXERCISE PRICE          SHARES        EXERCISE PRICE
      ---------                ------           ------------      --------------          ------        --------------
    $2.10 to $6.94            1,644,905             9.21            $    4.16              337,091          $    4.10
    $7.00                     2,397,274             7.62                 7.00            1,280,450               7.00
    $13.13 to $34.13          1,175,151             1.10                21.69            1,062,651              22.08
                              ---------                                                  ---------

    $2.10 to $34.13           5,217,330             6.66                 9.41            2,680,192              12.62
                              =========                                                  =========

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


L. STOCK OPTION PLANS AND STOCK AWARD PLAN (Continued)

All stock options issued to employees have an exercise price not less than the fair market value of the common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation related to the grant of Company and Sorrento options been determined based on the fair value at the grant dates in accordance with the method delineated in SFAS No. 123, the Company's income (loss) and per share amounts for the years ended January 31, 2002, 2001 and 2000 would have been revised to the pro forma amounts presented below:

                                                                       JANUARY 31,
                                            ---------------------------------------------------------------
                                                 2002                      2001                    2000
                                            --------------           --------------          --------------
    Net income (loss):
      As reported ................          $  (12,055,000)          $   (1,256,900)         $    2,017,600
      Pro forma ..................             (21,286,100)              (8,590,500)                734,200
    Basic income (loss) per share:
      As reported ................          $        (0.86)          $        (0.09)         $         0.18
      Pro forma ..................                   (1.52)                   (0.63)                   0.06
    Diluted income per share:
      As reported ................          $        (0.86)          $        (0.09)         $         0.17
      Pro forma ..................                   (1.52)                   (0.63)                   0.06

The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants during the year ended January 31, 2002, 2001 and 2000, respectively: expected life of option 4.5 years, expected volatility of 80.0%, 80.0% and 45.8%, risk-free interest rate of 4.25%, 4.5% and 5.88% and a 0% dividend yield in each year. The fair value, at date of grant, using these assumptions was $1.95 to $22.16 per option and the weighted average was $2.55, $10.06, and $3.42, respectively, in fiscal years 2002, 2001 and 2000.

The assumptions for grants of Sorrento options for the year ended January 31, 2000 were: expected life of 3 years, expected volatility of 45%, risk-free interest rate of 5.28% and a 0% dividend yield. The fair value, at date of grant, using these assumptions was $1.23 to $9.52 per option and the weighted average was $5.57 in 2000. There were no grants of Sorrento options to NetSilicon employees in the years ended January 31, 2001 and 2002.

During fiscal year 2001, the Company issued warrants to purchase 20,000 shares of common stock at a weighted average exercise price of $ 17.56 per share. The warrants were issued in connection with a third party product development agreement. The Company capitalized the fair value of the warrants, $75,000, as capitalized software costs on the balance sheet. During the year ended January 31, 2000, the Company issued non-statutory options to non-employees for the purchase of 25,000 shares of common stock at a weighted average exercise price of $7.00 per share. Such options were granted for services provided during the year. Accordingly, the Company recorded the $78,700 fair value of such awards as an expense in the accompanying financial statements.

In April 2000, the Company's board of directors adopted the 2000 Employee Stock Purchase Plan ("ESPP"). The aggregate number of shares that may be issued under the plan is 500,000 and is subject to adjustment. The ESPP allows eligible participating employees to purchase shares of common stock as determined at specific dates at six-month intervals. As of January 31, 2002, approximately $85,500 of payroll deductions was withheld from employees for future purchases under the plan.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

M. INCOME TAXES

The Company's provision for taxes on income for the fiscal years ended January 31 consists of:

                                   YEARS ENDED JANUARY 31,
                           ---------------------------------------
                             2002            2001            2000
                           -------          ------          ------
    Income taxes:
    Current .......        $    --          $   --          $   --
    Deferred ......             --              --              --
                                                            ------
                           -------          ------          ------
    Total .........        $    --          $   --          $   --
                           =======          ======          ======

The Company's operations generate permanent and temporary differences for depreciation, amortization and valuation allowances. The Company has recorded a 100% valuation allowance against its deferred tax assets, including net operating loss and research credit carryforwards, in accordance with the provisions of Statement of Financial Accounting Standards No. 109. Such allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred tax assets and liabilities are comprised of the following at January 31:

                                                                         JANUARY 31,
                                                              ---------------------------------
                                                                  2002                  2001
                                                              -----------           -----------
    Deferred tax assets:
      Reserves and allowances ......................          $ 1,007,000           $   741,700
      Research and development credits .............              785,000               457,100
      Tax loss carryforward ........................            7,133,000             1,927,500
      Intangible assets ............................              622,000               512,800
      Fixed assets .................................              (37,200)              207,400
                                                              -----------           -----------
                  Gross deferred tax assets ........            9,509,800             3,846,500
      Less: valuation allowance ....................           (9,278,800)           (3,428,900)
                                                              -----------           -----------
    Deferred tax asset .............................              231,000               417,600
                                                              -----------           -----------
    Deferred tax liabilities:
      Software developments costs ..................             (231,000)             (417,600)
                                                              -----------           -----------
                  Deferred tax liabilities .........             (231,000)             (417,600)
                                                              -----------           -----------
                  Net deferred tax asset (liability)          $        --           $        --
                                                              ===========           ===========

At January 31, 2002, the Company has federal net operating losses of approximately $17,200,000 and research and development credits of $785,000 that may be available to reduce future taxable income; these carryforwards expire at various dates through 2023. The Internal Revenue Code of 1986, as amended, reduces the extent to which NOLs and tax credit carryforwards may be utilized in a single taxable year in the event there has been an ownership change of a company as defined by applicable Code provisions. The acquisition of the Company by Sorrento in September 1996 resulted in such an ownership change. Further ownership changes, as defined by the Code, may reduce the extent to which any net operating losses and credits may be utilized.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)




M. INCOME TAXES (Continued)

These carryforwards expire as follows:

                                                     NOL                CREDITS
                                                 -----------          ----------
    2008 ..............................          $        --          $   54,800
    2009 ..............................                   --             102,300
    2010 ..............................              384,800              63,900
    2013 ..............................              998,100                  --
    2014 ..............................            2,130,500                  --
    2022 ..............................            1,097,600             236,100
    2023 ..............................           12,589,000             327,900
                                                 -----------          ----------
                                                 $17,200,000          $  785,000
                                                 ===========          ==========

The reconciliation between income tax expense and a theoretical United States tax computed by applying a rate of 35% for the fiscal years ended January 31, 2002, 2001 and 2000 is as follows:

                                                                    YEARS ENDED JANUARY 31,
                                                  --------------------------------------------------------
                                                      2002                   2001                  2000
                                                  ------------           -----------           -----------
Income (loss) before income taxes ......          $(12,055,000)          $(1,256,900)          $ 2,017,600
                                                  ============           ===========           ===========

Theoretical tax expense (benefit) at 35%          $ (4,219,300)          $  (439,900)          $   706,200
Taxable income absorbed by former parent                    --                    --              (988,600)
Impact of non-qualified stock options ..                    --              (353,900)                   --
Impact of state taxes and other taxes ..              (656,100)             (159,900)              186,300
R&E tax credit .........................              (200,000)             (457,100)                   --
Change in valuation allowance ..........             5,120,900             1,341,500                96,100
Foreign rate differential ..............                  (500)                   --                    --
Other ..................................               (45,000)               69,300                    --
                                                  ------------           -----------           -----------
Tax benefit ............................          $         --          $         --           $        --
                                                  ============           ===========           ===========

N. EARNINGS PER SHARE CALCULATION

The following data shows the amounts used in computing basic earnings per share:

                                                              YEARS ENDED JANUARY 31,
                                            ---------------------------------------------------------
                                                2002                   2001                  2000
                                            ------------           ------------           -----------
    Net income (loss) ............          $(12,055,000)          $ (1,256,900)          $ 2,017,600
    Less: preferred dividends ....                    --                     --                    --
                                            ------------           ------------           -----------
    Net income (loss) available to
      common shareholders used
      in basic EPS ...............          $(12,055,000)          $ (1,256,900)          $ 2,017,600
                                            ============           ============           ===========

    Average number of common
     shares used in basic EPS ....            14,037,100             13,674,200            11,326,600
                                            ============           ============           ===========

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

N. EARNINGS PER SHARE CALCULATION (Continued)

The Company had a net loss for the fiscal years ending January 31, 2002 and 2001. Accordingly, the effect of dilutive securities including warrants to acquire common stock and stock options, vested and non-vested, are not included in the calculations of EPS because their effect would be anti-dilutive. The following data shows the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                                             YEARS ENDED JANUARY 31,
                                                            ---------------------------------------------------------
                                                                2002                   2001                  2000
                                                            ------------           ------------           -----------
    Net income (loss) available to common
       shareholders used in basic EPS ...............       $(12,055,000)          $ (1,256,900)          $ 2,017,600
    Adjustments .....................................                 --                     --                    --
                                                            ------------           ------------           -----------
    Net income (loss) available to common
       shareholders after assumed conversions of
       dilutive securities ..........................       $(12,055,000)          $ (1,256,900)          $ 2,017,600
                                                            ============           ============           ===========

    Average number of common
      shares used in basic EPS ......................         14,037,100             13,674,200            11,326,600
    Effect of dilutive securities:
                  Stock options .....................                 --                     --               651,600
                                                            ------------           ------------           -----------
    Average number of common shares and dilutive
       potential common stock used in dilutive EPS ..         14,037,100             13,674,200           $11,978,200
                                                            ============           ============           ===========

The shares issuable upon exercise of options and warrants represent the shares issuable at exercise net of the shares assumed to have been purchased, at the average market price for the period, with the assumed exercise proceeds. Accordingly, options with exercise prices in excess of the average market price for the period are excluded because their effect would be anti-dilutive.

For the years ended January 31, 2002, 2001 and 2000, options for approximately 5,217,300 shares, 5,051,100 shares and 42,000 shares, respectively, were excluded from the calculation of diluted income per share, as their effect would be anti-dilutive.

O. SUBSEQUENT EVENTS

On November 5, 2001, the Company and Digi International, Inc. ("Digi"), announced the signing of an Agreement and Plan of Merger dated October 30, 2001 (the "Agreement") pursuant to which the Company became a wholly-owned subsidiary of Digi on February 13, 2002. Under the terms of the Agreement, each outstanding share of the Company's common stock was converted into the right to receive either cash, Digi common stock or a combination of cash and Digi common stock at the election of the holder. The Agreement provided that each holder of the Company's common stock may elect to receive 0.6500 of a share of Digi common stock for each share of the Company's common stock, or cash in the amount of
0.6500 multiplied by the average per-share closing price of Digi common stock during the period of ten trading days ending on the third trading day before the date of closing, or a combination of both stock and cash, provided that the maximum amount of cash to be paid by Digi would be $15 million. Additionally, outstanding stock options were either assumed or cancelled (see Note L) and certain executives received transaction related bonuses totalling approximately $1,130,000.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)



P. SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest and income taxes are as follows:

                                    YEARS ENDED JANUARY 31,
                          -------------------------------------------
                            2002             2001              2000
                          --------         --------          --------
    Interest ......       $5,300          $21,900          $898,400
    Income taxes ..       $   --          $    --          $     --

Non-cash investing and financing activities are as follows:

                                                                       YEARS ENDED JANUARY 31,
                                                             ----------------------------------------------
                                                                2002             2001                2000
                                                             ---------         ---------          ---------
    Forgiveness of notes receivable to officer
      (including accrued interest) ................          $ 908,500         $      --          $      --

    Unrealized gains (losses) on investments ......          $ (16,800)          $52,900          $ (26,400)
    Common stock options issued to non-employees ..          $      --           $75,000          $  78,700
    Capital leases entered in during the year .....          $      --         $      --          $ 240,200
                                                             =========         =========          =========

Q. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit financial institutions.

Substantially all of the Company's OEM office imaging customers are headquartered in Japan. The current economic conditions existing in many Asian countries, including Japan, are uncertain and may have a significant effect on the business operations of such OEM customers. Consequently, the Company's dependence on its OEM office imaging customers in Japan and the uncertain factors affecting Japan's economic condition could have a material adverse effect on the Company's business, operating results, cash flows and financial condition.

Although the Company is directly affected by the economic well being of its significant customers listed in the following tables, management does not believe that significant credit risk exists at January 31, 2002. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Q. CONCENTRATIONS OF CREDIT RISK (Continued)

The following data shows the customers accounting for more than 10% of net receivables:

                                                                                 JANUARY 31,
                                                               ------------------------------------------------
                                                                       2002                      2001
                                                               ---------------------    -----------------------
     Customer A..................................                      38.6 %                    17.1 %
     Customer B..................................                      14.4                        --
     Customer C..................................                        --                      11.0

The following data shows the net sales to major customers (customers who represented 10% or more of net sales during any of the periods shown) as a percentage of net sales:

                                                                                     YEARS ENDED JANUARY 31,
                                                                ------------------------------------------------------------------
                                                                       2002                   2001                   2000
                                                                -------------------    -------------------    --------------------
     Customer A...................................                     25.6 %                  20.0 %                 25.8 %
     Customer B...................................                     17.3                     3.9                    5.1
     Customer C...................................                     12.9                     4.9                   12.5
     Customer D..................................                        --                    23.2                   23.8

R. SEGMENT INFORMATION

Information in the tables below is presented on the same basis utilized by the Company to manage its business. The Company manages its business primarily on a geographic basis. The Company operates in one principle industry segment: the development and marketing of embedded networking solutions. The Company's primary products include integrated semiconductor and controller products and are sold to customers in a broad range of industries, including telecommunications, building controls, security, retail point-of-sale and office appliances. The Company also licenses software products that are embedded into electronic devices to enable Internet and Web-based communications. Revenue from these software product licenses was 3.2% of total net sales in fiscal year 2002 and 1% in fiscal year 2001. The Company also receives revenue from royalty and services, including technical support.

Summary information by geography is as follows:

       Geographic:                                               YEARS ENDED JANUARY 31,
                                                  -----------------------------------------------------
                                                      2002                 2001                 2000
                                                  -----------          -----------          -----------
           Net sales:
             United States ..................     $12,909,500          $16,669,100          $15,917,000
             Japan ..........................      11,660,600           15,090,900           14,153,100
             Europe, Middle East, Africa ....       2,889,500            3,222,800            1,575,700
             Other ..........................         190,400            2,399,300              195,100
                                                  -----------          -----------          -----------
                        Total net sales .....     $27,650,000          $37,382,100          $31,840,900
                                                  ===========          ===========          ===========

Export sales and certain income and expense items are reported in the geographic area where the final sale to customers is made, rather than where the transaction originates. Other net sales include sales to Australia, New Zealand, Canada and South America for each period presented. The Company does not have significant long-lived assets at foreign locations.

                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

R. SEGMENT INFORMATION (Continued)

Summary information by product and service is as follows:

                                                                       YEARS ENDED JANUARY 31,
                                                       -----------------------------------------------------
                                                          2002                 2001                 2000
                                                       -----------          -----------          -----------
    Net sales:
      Semiconductor and controller
        products, including development tools ...      $25,772,500          $35,101,900          $30,567,300
      Royalty, maintenance, service and other ...        1,877,500            2,280,200            1,273,600
                                                       -----------          -----------          -----------
                 Total net sales ................      $27,650,000          $37,382,100          $31,840,900
                                                       ===========          ===========          ===========

S. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table sets forth certain unaudited quarterly results of operations of the Company for the fiscal years ended January 31, 2002 and 2001. In the opinion of management, this information has been prepared on the same basis as the audited financial statements and includes all adjustments necessary for a fair presentation of Company's operations. This quarterly information should be read in conjunction with the audited financial statements and accompanying notes included in this annual report on Form 10-K. Operating results for the quarterly periods are not necessarily indicative of future results of operations.

                                                FISCAL YEAR 2002                                  FISCAL YEAR 2001
                                   ------------------------------------------           -------------------------------------
                                    Q1-02        Q2-02      Q3-02      Q4-02             Q1-01     Q2-01     Q3-01     Q4-01
                                   --------    --------   --------   --------           -------   -------   -------  --------
    Net Sales                      $  6,977    $  7,053   $  7,171   $  6,449           $ 9,010   $ 9,857   $10,688  $  7,827
    Cost of sales                     2,970       3,410      3,306      3,525             3,512     4,129     4,429     3,118
                                   --------    --------   --------   --------           -------   -------   -------  --------

    Gross margin                      4,007       3,643      3,865      2,924             5,498     5,728     6,259     4,709

    Operating expenses                6,182       6,028      6,935      7,705             4,941     5,223     5,805     8,364
                                   --------    --------   --------   --------           -------   -------   -------  --------

    Operating income (loss)          (2,175)     (2,385)    (3,070)    (4,781)              557       505       454    (3,655)

    Interest income                     117          90        106         43               224       241       218       199

    Taxes on income                      --          --         --         --                --        --        --        --
                                   --------    --------   --------   --------           -------   -------   -------  --------

    Net income (loss)              $ (2,058)   $ (2,295)  $ (2,964)  $ (4,738)          $   781   $   746   $   672  $ (3,456)
                                   ========    ========   ========   ========           =======   =======   =======  ========

    Earnings (loss) per share:
        Basic                      $  (0.15)   $  (0.16)  $  (0.21)  $  (0.34)          $  0.06   $  0.05   $  0.05  $  (0.25)
        Diluted                    $  (0.15)   $  (0.16)  $  (0.21)  $  (0.34)          $  0.06   $  0.05   $  0.04  $  (0.25)

    Weighted shares outstanding:
        Basic                        13,979      14,036     14,055     14,066            13,569    13,621    13,718    13,782
        Diluted                      13,979      14,036     14,055     14,066            15,865    15,928    15,813    13,782


                                NETSILICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


T. VALUATION AND QUALIFYING ACCOUNTS

Changes in the inventory valuation reserve were as follows:

          Balance at January 31, 1999 ..........................................          $ 124,600
           Additions charged to costs and expenses .............................            554,500
           Amounts used during year ............................................            (54,100)
                                                                                          ---------
          Balance at January 31, 2000 ..........................................            625,000
           Additions charged to costs and expenses .............................                 --
           Amounts used during year ............................................           (114,200)
                                                                                          ---------
          Balance at January 31, 2001 ..........................................            510,800
           Additions charged to costs and expenses .............................            295,300
           Amounts used during year ............................................            (93,300)
                                                                                          ---------
          Balance at January 31, 2002 ..........................................          $ 712,800
                                                                                          =========

Changes in the accounts receivable and sales valuation reserves were as follows:

          Balance at January 31, 1999 ..........................................          $ 300,000
           Additions charged to costs and expenses .............................            443,900
           Amounts used during year ............................................            (40,900)
                                                                                          ---------
          Balance at January 31, 2000 ..........................................            703,000
           Additions charged to costs and expenses .............................                 --
           Amounts used during year ............................................            (32,000)
                                                                                          ---------
          Balance at January 31, 2001 ..........................................            671,000
           Additions charged to costs and expenses (recoveries) ................            (46,700)
           Amounts used during year ............................................            (48,300)
                                                                                          ---------
          Balance at January 31, 2002 ..........................................          $ 576,000
                                                                                          =========